UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Forsyth Blvd, Suite 1025
Clayton, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 655-9333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Effective January 1, 2024, Advantage Solutions Inc. (the “Company”) revised its reportable segments to align with the Company's business strategy, and the manner in which the Chief Executive Officer, the Company’s chief operating decision maker, assesses performance and makes decisions regarding the allocation of resources for the Company. The Company’s revised reportable segments consist of Branded Services, Experiential Services, and Retailer Services.

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Branded Services offers capabilities in brokerage, branded merchandising and omni-commerce marketing services to consumer goods manufacturers.
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Experiential Services expands the reach of consumer brands and retailer products to convert shoppers into buyers through sampling and product demonstration programs executed in-store and online.
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Retailer Services provides retailers with end-to-end advisory, retailer merchandising, and agency expertise to drive sales.

For informational purposes and to assist investors in making comparisons of the Company’s historical financial information with financial information to be made available in the future that will reflect the revised reportable segments, the Company has furnished as Exhibit 99.1 to this Form 8-K certain unaudited historical information to recast supplemental financial information and historical data that is on a basis consistent with the Company’s revised reportable segments for the three months ended March 31 and June 30, 2024, 2023 and 2022, and the three months ended September 30, and December 31, 2023 and 2022. These changes only affect segment allocation of results and do not revise or restate the Company's previously reported consolidated financial statements or the Company's previously reported non-GAAP adjustments on a consolidated basis.

As of March 31, 2024, the Company determined that certain businesses that had been disposed of and businesses classified as held for sale as of March 31, 2024 met the criteria for discontinued operations presentation. In addition, as of June 30, 2024, certain additional businesses that had been disposed of and businesses classified as held for sale as of June 30, 2024 met the criteria for discontinued operations presentation. Accordingly, for all periods presented, the operating results associated with the businesses disposed of and classified as held for sale have been reclassified into discontinued operations. Refer to Note 2—Held for Sale, Divestitures and Discontinued Operations in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 to be filed with the Securities and Exchange Commission (the "SEC") on or about August 9, 2024 for additional information on the Company’s assets and liabilities classified as held for sale and the Company’s discontinued operations. The Company continues to evaluate opportunities to further simplify its operations so the Company can focus more resources on its core businesses.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Supplemental Financial Data – Segment Realignment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANTAGE SOLUTIONS INC.

Date:	August 7, 2024	By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer